UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2014

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 11, 2014, Quad/Graphics, Inc. (the “Company”) announced the pricing of its previously announced offering of $300 million of its 7% senior notes due 2022 in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The transaction is scheduled to close on April 28, 2014. The Company expects to use the net proceeds from the notes offering and the previously announced extension and increase of its senior secured credit facility to: (1) repay its existing term loans, revolver borrowings and an international term loan; (2) fund the acquisition of Brown Printing Company; and (3) for general corporate purposes. A copy of the press release announcing this matter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

In accordance with general Instruction B.2 of Form 8-K, the information in this Item 7.01 and the related press release attached to this Current Report on Form 8-K are furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits. The following exhibit is being filed herewith:

(99.1)	Press Release of Quad/Graphics, Inc., dated April 11, 2014, announcing the pricing of the notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAD/GRAPHICS, INC.

Date:	April 14, 2014	By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Vice President, General Counsel and Secretary

QUAD/GRAPHICS, INC.
Exhibit Index to Current Report on Form 8-K
Dated April 11, 2014

Exhibit Number

(99.1)	Press Release of Quad/Graphics, Inc., dated April 11, 2014, announcing the pricing of the notes offering.

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